Exhibit 4.1

ING GROEP N.V.,

Issuer

TO

THE BANK OF NEW YORK MELLON, LONDON BRANCH

Trustee

INDENTURE

Dated as of April 16, 2015

Capital Securities

ING GROEP N.V.

Reconciliation and tie between Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990, and Indenture, dated as of April 16, 2015.

Trust Indenture Act Section		Indenture Section
§310	(a)(1)	6.09
	(a)(2)	6.09
	(a)(3)	Not Applicable
	(a)(4)	Not Applicable
	(b)	6.08 6.10
§311	(a)	6.13
	(b)	6.13
§312	(a)	7.01 7.02(a)
	(b)	7.02(b)
	(c)	7.02(c)
§313	(a)	7.03(a)
	(b)	7.03(a)
	(c)	1.06,7.03(a)
	(d)	7.03(b)
§314	(a)	7.04, 10.06
	(b)	Not Applicable
	(c)(1)	1.02
	(c)(2)	1.02
	(c)(3)	Not Applicable
	(d)	Not Applicable
	(e)	1.02
	(f)	Not Applicable
§315	(a)	6.01, 6.03
	(b)	6.02
	(c)	5.04, 6.01
	(d)(1)	6.01, 6.03
	(d)(2)	6.01, 6.03
	(e)	5.14
§316	(a)(1)(A)	5.02, 5.12
	(a)(1)(B)	5.13
	(a)(2)	Not Applicable
	(a)(last sentence)	1.01
	(b)	5.08
§317	(a)(1)	5.03
	(a)(2)	5.04
	(b)	10.03
§318	(a)	1.07

NOTE: This reconciliation and tie shall not, for any purpose, be deemed to be a part of this Indenture.

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	ARTICLE 7

	HOLDERS LISTS AND REPORTS BY TRUSTEE AND COMPANY

Section 7.01	Company to Furnish Trustee Names and Addresses of Holders	34
Section 7.02	Preservation of Information; Communications to Holders	35
Section 7.03	Reports by Trustee	35
Section 7.04	Reports by Company	35

	ARTICLE 8

	CONSOLIDATION, MERGER, CONVEYANCE OR TRANSFER

Section 8.01	Company May Consolidate, etc. Only on Certain Terms	36
Section 8.02	Successor Person Substituted	37

	ARTICLE 9

	SUPPLEMENTAL INDENTURES

Section 9.01	Supplemental Indentures Without Consent of Holders	37
Section 9.02	Supplemental Indentures with Consent of Holders	38
Section 9.03	Execution of Supplemental Indentures	39
Section 9.04	Effect of Supplemental Indentures	39
Section 9.05	Conformity with Trust Indenture Act	39
Section 9.06	Reference in Capital Securities to Supplemental Indentures	39

	ARTICLE 10

	COVENANTS

Section 10.01	Payment of Principal, Premium, and Interest	39
Section 10.02	Maintenance of Office or Agency	40
Section 10.03	Money for Payments to Be Held in Trust	40
Section 10.04	Additional Amounts	41
Section 10.05	Corporate Existence	43
Section 10.06	Statement as to Compliance	43

	ARTICLE 11

	REDEMPTION OF CAPITAL SECURITIES

Section 11.01	Applicability of Article	43
Section 11.02	Election to Redeem; Notice to Trustee	43
Section 11.03	Selection by Trustee of Capital Securities to be Redeemed	43
Section 11.04	Notice of Redemption	44
Section 11.05	Deposit of Redemption Price	44
Section 11.06	Capital Securities Payable on Redemption Date	44
Section 11.07	Capital Securities Redeemed in Part	45

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ARTICLE 12

SUBORDINATION OF CAPITAL SECURITIES

Section 12.01	Status	45

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INDENTURE, dated as of April 16, 2015, between ING Groep N.V., a holding company duly organized and existing under the laws of The Netherlands (herein called the “Company”), having its corporate seat in Amsterdam, The Netherlands, and its principal office at Strawinskylaan 2631, 1077 ZZ Amsterdam, P.O. Box 810, 1000 AV Amsterdam, The Netherlands, and THE BANK OF NEW YORK MELLON, LONDON BRANCH, a New York banking corporation, as Trustee (herein called the “Trustee”), having its Corporate Trust Office at One Canada Square, London E14 5AL, United Kingdom.

RECITALS OF THE COMPANY

The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its Capital Securities (herein called the “Capital Securities”), to be issued in one or more series as in this Indenture provided.

All things necessary to make this Indenture a valid and binding agreement of the Company, in accordance with its terms, have been done.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Capital Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of Capital Securities as follows:

ARTICLE 1

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.01 Definitions. For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(a) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

(b) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

(c) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles, and, except as otherwise herein expressly provided, the term “generally accepted accounting principles” with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted in The Netherlands at the date of such computation and as applied by the Company;

(d) any reference to an “Article” or a “Section” refers to an Article or a Section, as the case may be, of this Indenture;

(e) any reference to a treaty, directive, statute, law or regulation is to such treaty, directive, statute, law or regulation as amended or replaced from time to time; and

(f) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

“Act,” when used with respect to any Holder, has the meaning specified in Section 1.04.

“Additional Amounts” has the meaning specified in Section 10.04.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Applicable Law” has the meaning specified in Section 10.04.

“Authenticating Agent” means any Person authorized by the Trustee to act on behalf of the Trustee to authenticate Capital Securities of one or more series.

“Authorized Newspaper” means a newspaper in an official language of the country of publication customarily published at least once a day for at least five (5) days in each calendar week and of general circulation in the place in connection with which the term is used, which, in The Netherlands, will be Het Financieele Dagblad, if practicable, and which, in the United States, will be The Wall Street Journal, if practicable, and if it shall be impracticable to make any publication of any notice required hereby in any such newspaper, shall mean any publication or other notice in lieu thereof which is made or given as determined by the Trustee which may include publication or other notice to members through DTC.

“Bank” means ING Bank N.V.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Executive Board and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means, with respect to any Place of Payment, except as may otherwise be provided in the form of Capital Securities of any particular series, each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in The Netherlands or The City of New York generally are authorized or obligated by law, regulation or executive order to close.

“Calculation Agent” means the Person, if any, authorized by the Company to calculate the interest rate or other amounts from time to time in relation to any series of Capital Securities.

“Capital Regulations”, at any time, means any requirements of Dutch law or contained in the regulations, requirements, guidelines and policies of the Relevant Regulator, or of the European Parliament and the European Council and of the European Banking Authority, then in effect or applied in the Netherlands relating to capital adequacy and applicable to the Issuer, the Bank or the Group, including but not limited to the CRD IV Directive and the CRD IV Regulation and taking into account any transitional arrangements thereunder.

“Code” means the U.S. Internal Revenue Code of 1986.

“Commission” means the United States Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Company” means the Person named as the “Company” in the first paragraph of this Indenture until a successor corporation shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor corporation.

“Company Request” or “Company Order” means a written request or order signed in the name of the Company by any two of the following: a Chairman of the Executive Board, a Vice Chairman of the Executive Board, a Chief Financial Officer, a Secretary or an Assistant Secretary of the Company, a member of the Executive Board or any other officer or officers of the Company designated in writing by or pursuant to authority of the Executive Board and delivered to the Trustee from time to time.

“Capital Securities” has the meaning set forth in the recitals of the Company herein and more particularly means any series of Capital Securities issued, authenticated and delivered under this Indenture.

“Capital Security” means one of the Capital Securities.

“Corporate Trust Office” means the Corporate Trust Office referenced in the applicable indenture supplemental hereto establishing the terms of the Capital Securities of a Series in which the Trustee’s corporate trust business is principally administered, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company).

The term “corporation” includes corporations, associations, companies and business trusts.

“CRD IV Directive” means the Directive (2013/36/EU) of the European Parliament and of the Council on the access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms dated June 26, 2013, as amended from time to time.

“CRD IV Regulation” means the Regulation (EU No. 575/2013) of the European Parliament and of the Council on prudential requirements for credit institutions and investment firms dated June 26, 2013, amended or replaced from time to time.

“Depositary” means, with respect to Capital Securities of any series issuable or issued in whole or in part in the form of one or more Global Securities, a clearing agency registered under the Exchange Act that is designated to act as Depositary for such Capital Securities as contemplated by Section 3.01.

“Discount Security” means any Capital Security which provides for an amount less than the principal amount to be due and payable upon a declaration of the Maturity thereof pursuant to Section 5.02.

“Dollar” or “$” or any similar reference means the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

“DTC” means The Depository Trust Company or its nominee or its or their successor.

“Euro” or “€” or any similar reference means the single currency of the participating member states in the Third Stage of European economic and monetary union pursuant to the Treaty establishing the European Community and as defined in Article 2 of Council Regulation (EC) No. 974/98 of May 3, 1998 on the introduction of the Euro.

“Event of Default” has the meaning specified in Section 5.01.

“Exchange Act” means the United States Securities Exchange Act of 1934.

“Executive Board” means either the executive board (raad van bestuur) of the Company or any duly authorized committee of that board.

FATCA Withholding Tax” has the meaning specified in Section 10.04.

“Foreign Currency” means a currency issued by the government of any country other than the United States of America as at the time of payment is legal tender for the payment of public and private debts.

“Foreign Government Securities” means, with respect to Capital Securities of any series that are denominated in a Foreign Currency, non-callable (i) direct obligations of the government that issued such Foreign Currency for the payment of which obligations its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of such government, the payment of which obligations is unconditionally guaranteed as a full faith and credit obligation of such government.

“Global Security” means, with respect to Capital Securities issued in registered form, a global certificate evidencing all or part of a series of Capital Securities, authenticated and delivered to the Depositary and registered in the name of the Depositary or its nominee.

“Group” means the Company and its consolidated subsidiaries.

“Holder” means a Person in whose name a registered Capital Security in global or definitive form is registered in the Security Register.

The term “interest,” when used with respect to a Discount Security which by its terms bears interest only after Maturity, means interest payable after Maturity.

“Indenture” or “Indenture” means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof and shall include the terms and forms of particular series of Capital Securities established pursuant to Section 3.01.

“Interest Payment Date,” when used with respect to any Capital Security, means the Stated Maturity, if any, of any installment of interest on such Capital Security.

“Investment Company Act” means the U.S. Investment Company Act of 1940.

“Maturity,” when used with respect to any Capital Security, means the date, if any, on which the principal of such Capital Security becomes due and payable as therein or herein provided, whether by call for redemption, winding up of the Company or otherwise.

“Netherlands Bail-In Power,” when used with respect to any Capital Security of a series, shall have the meaning specified in the indenture supplemental hereto establishing the terms of the Capital Securities of such series.

“Netherlands Resolution Authority,” when used with respect to any Capital Security of a series, shall have the meaning specified in the indenture supplemental hereto establishing the terms of the Capital Securities of such series.

“Officers’ Certificate” means a certificate signed by any two of the following: a Chairman of the Executive Board, a Vice Chairman of the Executive Board, a Chief Financial Officer, a Secretary or an Assistant Secretary of the Company, a member of the Executive Board or any other officer or officers of the Company designated in a writing by or pursuant to authority of the Executive Board and delivered to the Trustee from time to time. One of the officers signing an Officers’ Certificate given pursuant to Section 10.06 shall be the principal executive, financial or accounting officer of the Company.

“Opinion of Counsel” means a written opinion of counsel, who may be an employee of the Company.

“Outstanding,” when used with respect to Capital Securities or any series of Capital Securities means, as of the date of determination, all Capital Securities or all Capital Securities of such series, as the case may be, theretofore authenticated and delivered under this Indenture, except:

(i) Capital Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(ii) Capital Securities, or portions thereof, for whose payment or redemption money, U.S. Government Obligations or Foreign Government Securities in the necessary amount have been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Capital Securities; provided, that, if such Capital Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made; and

(iii) Capital Securities which have been paid pursuant to Section 11.06 or in exchange for or in lieu of which other Capital Securities have been authenticated and delivered pursuant to this Indenture;

provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Capital Securities of any series have given, made or taken any request, demand, authorization, direction, notice, consent, waiver or other action hereunder, (i) the principal amount of a Capital Security denominated in a Foreign Currency shall be the Dollar equivalent, determined in the manner provided as contemplated by Section 3.01 on the date of original issuance of such Capital Security, of the principal amount of such Capital Security; (ii) the principal amount of any Discount Security which shall be deemed Outstanding shall be the principal amount thereof which would be due and payable as of such date upon acceleration of the maturity thereof to such date pursuant to Section 5.02; and (iii) Capital Securities beneficially owned by the Company or any other obligor upon the Capital Securities or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Capital Securities which the Trustee knows to be so beneficially owned shall be so disregarded; provided further, however, that Capital Securities so beneficially owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Capital Securities and that the pledgee is not the Company or any other obligor upon the Capital Securities or any Affiliate of the Company or of such other obligor.

“Paying Agent” means any Person (which may include the Company) authorized by the Company to pay the principal of (and premium, if any) or interest, if any, on any Capital Securities on behalf of the Company.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Place of Payment,” when used with respect to the Capital Securities of any series, means the place or places where the principal of (and premium, if any) and interest, if any, on the Capital Securities of that series are payable as specified pursuant to Section 3.01 or, if not so specified, as specified in Section 10.02.

“Predecessor Security” of any particular Capital Security means every previous Capital Security evidencing all or a portion of the same debt as that evidenced by such particular Capital Security; and, for the purposes of this definition, any Capital Security authenticated and delivered under Section 3.06 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Capital Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Capital Security.

“Redemption Date,” when used with respect to any Capital Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

“Redemption Price,” when used with respect to any Capital Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

“Regular Record Date” for any interest payable on any Interest Payment Date on registered Capital Securities of any series means the date specified for the purpose pursuant to Section 3.01.

“Relevant Regulator” means the European Central Bank, or such other body or authority having primary supervisory authority with respect to the Company, the Bank or the Group.

“Responsible Officer,” when used with respect to the Trustee, means any director, vice president, any assistant vice president, any assistant treasurer or any other officer in the Corporate Trust Office of the Trustee customarily performing functions similar to those performed by any of the above designated officers, in each case that has direct responsibility for administering this Indenture, or, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.

“Security Register” and “Security Registrar” have the respective meanings specified in Section 3.05.

“Stated Maturity,” when used with respect to any Capital Security or any installment of principal thereof or interest thereon, means the date, if any, specified in, or determined in accordance with the terms of, such Capital Security as the fixed date on which the principal of such Capital Security or such installment of interest is payable.

“Subsidiary” means each subsidiary as defined in Section 2:24a of the Dutch Civil Code for the time being of the Company.

“Taxes” has the meaning specified in Section 10.04.

“Taxing Jurisdiction” has the meaning specified in Section 10.04.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this instrument until a successor trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean the Person who is then the Trustee hereunder, and if at any time there is more than one such Person, “Trustee” shall mean and include each such Person; and “Trustee” as used with respect to the Capital Securities of any series shall mean the Trustee with respect to the Capital Securities of such series.

“Trust Indenture Act” means the United States Trust Indenture Act of 1939, as in force at the date as of which this instrument was executed, provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, “Trust Indenture Act” means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

“United States of America” means the United States of America and, except in the case of Section 6.09 and 6.14, its territories and possessions.

“U.S. Government Obligations” means (a) any security which is (i) a direct obligation of the United States of America for the payment of which the full faith and credit of the United States of America is pledged or (ii) an obligation of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case (i) or (ii), is not callable or redeemable at the option of the issuer thereof, and (b) any depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any U.S. Government Obligation which is specified in (a) above and held by such bank for the account of the holder of such depositary receipt, or with respect to any specific payment of principal of or interest on any U.S. Government Obligation which is so specified and held, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal or interest evidenced by such depositary receipt.

“Vice President,” when used with respect to the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president”.

Section 1.02 Compliance Certificates and Opinions. Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officer’s Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of the counsel rendering such opinion all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(a) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

Section 1.03 Form of Documents Delivered to Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion of, or representations by, counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representation with respect to such matters is erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Section 1.04 Acts of Holders.

(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, when it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.01) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. When such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

(c) If the Company shall solicit from the Holders of Capital Securities of any series any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by Board Resolution or other means, fix in advance a record date for purposes of determining the identity of Holders of registered Capital Securities entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. Any such record date shall be fixed at the Company’s discretion. If such a record date is fixed, such request, demand, authorization, direction, notice, consent and waiver or other Act may be sought or given before or after the record date, but only the Holders of registered Capital Securities of record at the close of business on such record date shall be deemed to be Holders of registered Capital Securities for the purpose of determining whether Holders of the requisite proportion of Capital Securities of such series Outstanding have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the registered Capital Securities of such series Outstanding shall be computed as of such record date.

(d) The ownership of registered Capital Securities shall be proved by the Security Register.

(e) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Capital Security shall bind every future Holder of the same Capital Security and the Holder of every Capital Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Capital Security or such other Capital Security.

Section 1.05 Notices, etc. to Trustee and Company. Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

(a) the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if made, given, furnished or filed in writing to the Trustee at its Corporate Trust Office, or

(b) the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, addressed to it at the address of its registered office specified in the first paragraph of this Indenture (unless another address has been previously furnished in writing to the Trustee by the Company.

The Trustee agrees to accept and act upon instructions or directions pursuant to this Indenture sent by unsecured e-mail, Portable Document Format (PDF), facsimile transmission or other similar unsecured electronic methods, provided, however, that the Trustee shall have received from the Company an incumbency certificate listing persons designated to give such instructions or directions and containing the titles and specimen signatures of such designated persons, which such incumbency certificate shall be amended and replaced whenever a person is to be added or deleted from the listing. If the Company elects to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding a conflict or inconsistency between such instructions and a subsequent written instruction. The Company agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk or interception and misuse by third parties.

Section 1.06 Notice to Holders; Waiver. When this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided), in the case of Global Securities, if given in accordance with the applicable procedures of the Depositary and, in the case of all Capital Securities, if given in writing and mailed, first-class postage prepaid, to each Holder of a registered Capital Security affected by such event in the manner and to the extent provided in Section 313(c) of the Trust Indenture Act with respect to reports pursuant to Section 7.03(a) of this Indenture, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice.

For so long as the Capital Securities of any series are represented by Global Securities, the Company will deliver a copy of all notices with respect to such series to the Depositary for such Capital Security (or its designee).

When notice to Holders of registered Capital Securities is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver. In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be determined by the Trustee shall constitute a sufficient notification for every purpose hereunder.

Section 1.07 Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under such Act to be a part of and govern this Indenture, the latter provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be. If at any future time any provision required to be included herein by the Trust Indenture Act as in force at the date as of which this Indenture was executed or any limitation imposed by the Trust Indenture Act at such date on any provision otherwise included herein would not be so required or imposed (in whole or in part) if this Indenture were executed at such future time, the Company and the Trustee may enter into one or more indentures supplemental hereto pursuant to Section 9.01 to change or eliminate (in whole or in part) such provision or limitation of this Indenture in conformity with the requirements of the Trust Indenture Act as then in force, except that (subject to Article 9) no provision or limitation required to be included herein by Sections 310(a)(1) and (a)(2), 315(a), (c), (d)(1), (d)(2), (d)(3) and (e), 316(a)(1)(A), (a)(1)(B), (a)(2), (a) (last sentence) and (b) of the Trust Indenture Act as in force at the date as of which this Indenture was executed may be so changed or eliminated.

Section 1.08 Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 1.09 Successors and Assigns. All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not. All covenants and agreements in this Indenture by the Trustee shall bind its successors and assigns, whether so expressed or not.

Section 1.10 Separability Clause. In case any provision in this Indenture or in the Capital Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 1.11 Benefits of Indenture. Nothing in this Indenture or in the Capital Securities, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, and the Holders of Capital Securities, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 1.12 Governing Law. This Indenture and the Capital Securities shall be governed by and construed in accordance with the laws of the State of New York, except for the subordination provision in Section 12.01 hereof and any subordination provisions applicable to the Capital Securities of a series pursuant to Section 3.01, which shall be governed by and construed in accordance with the laws of The Netherlands, and except that the authorization and execution of this Indenture, the Capital Securities shall be governed (in addition to the laws of the State of New York relevant to execution) by the respective jurisdictions of organization of the Company and the Trustee, as the case may be.

Section 1.13 Saturdays, Sundays and Legal Holidays. The terms of the Capital Securities shall provide that, in any case where any Interest Payment Date, Redemption Date, Maturity or Stated Maturity, if any, of a Capital Security shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of this Indenture or the Capital Securities other than a provision in the Capital Securities that specifically states that such provision shall apply in lieu of this Section) payments of interest, if any, or principal (and premium, if any) need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment (or such other Business Day as shall be provided in such Capital Security) with the same force and effect as if made on such Interest Payment Date, Redemption Date, Maturity or Stated Maturity, if any, provided that no interest shall accrue on such payment for the period from and after such Interest Payment Date, Redemption Date, Maturity or Stated Maturity, if any, as the case may be.

Section 1.14 Appointment of Agent for Service. The Company hereby appoints ING (U.S.) Financial Holdings Corporation, acting through its office at 1325 Avenue of the Americas, New York, New York (or such other address in the Borough of Manhattan, The City of New York, as such agent shall furnish in writing to the Trustee) as its authorized agent (the “Authorized Agent”) upon which process may be served in any legal action or proceeding against it with respect to its obligations under this Indenture or the Capital Securities of any series, as the case may be, instituted in any federal or state court in the Borough of Manhattan, The City of New York by the Holder of any Capital Security, and agrees that service of process upon the Authorized Agent, together with written notice of said service mailed or delivered to the Company, addressed as provided in Section 1.05, shall be deemed in every respect effective service of process upon the Company in any such legal action or proceeding, and the Company hereby irrevocably submits to the non-exclusive jurisdiction of any such court in respect of any such legal action or proceeding and waives, to the extent it may effectively do so, any objection it may have to the laying of the venue of any such legal action or proceeding. Such appointment shall be irrevocable so long as the Holders of Securities shall have any rights pursuant to the terms of the Capital Securities or of this Indenture until the appointment of a successor Authorized Agent by the Company and such successor’s acceptance of such appointment. The Company reserves the right to appoint another person located, or with an office, in the Borough of Manhattan, The City of New York, selected in its sole discretion, as a successor Authorized Agent, and upon acceptance of such appointment by such a successor the appointment of the prior Authorized Agent shall terminate. If for any reason ING (U.S.) Financial Holdings Corporation ceases to be able to act as the Authorized Agent or to have an address in the Borough of Manhattan, The City of New York, the Company will appoint a successor Authorized Agent in accordance with the preceding sentence. The Company further agrees to take any and all action, including the filing of any and all documents and instruments as may be necessary to continue such designation and appointment of such agent or successor in full force and effect for as long as required hereunder.

Section 1.15 Calculation Agent. If the Company appoints a Calculation Agent pursuant to Section 3.01 with respect to any series of Capital Securities, any determination of the interest rate on, or other amounts in relation to, such series of Capital Securities in accordance with the terms of such series of Capital Securities by such Calculation Agent shall (in the absence of manifest error) be binding on the Company, the Trustee, all Holders and (in the absence of manifest error) no liability to the Holders shall attach to the Calculation Agent in connection with the exercise or non-exercise by it of its powers, duties and discretions.

Section 1.16 Waiver of Jury Trial. EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE CAPITAL SECURITIES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 1.17 Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

ARTICLE 2

CAPITAL SECURITY FORMS

Section 2.01 Forms Generally. The Capital Securities of each series shall be in such forms as shall be established by or pursuant to a Board Resolution or other means, and in one or more indentures supplemental hereto, pursuant to Section 3.01, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with any applicable law or rule or regulation made pursuant thereto or with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Capital Securities, all as evidenced by any such execution; provided, however, that such Capital Securities shall have endorsed thereon a statement in the following form or in substantially the following form:

“The rights of the holder of this Capital Security are, to the extent and in the manner set forth in Section [•] of the indenture supplemental to the Indenture that establishes the terms of this Capital Security, subordinated to the claims of other creditors of the Company, and this Capital Security is issued subject to the provisions of that Section [•], and the holder of this Capital Security, by accepting the same, agrees to and shall be bound by such provisions. Such provisions and the terms of this paragraph are governed by, and shall be construed in accordance with, the laws of The Netherlands.”

The Trustee’s certificates of authentication shall be in substantially the form set forth in Section 2.02 or 6.14.

The definitive Capital Securities shall be printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which the Capital Securities may be listed, all as determined by the officers executing such Capital Securities, as evidenced by their execution thereof.

Section 2.02 Form of Trustee’s Certificate of Authentication. The Trustee’s certificate of authentication shall be in substantially the following form:

CERTIFICATE OF AUTHENTICATION

This is one of the Capital Securities of the series designated herein referred to in the within-mentioned Indenture.

Date:

THE BANK OF NEW YORK MELLON, LONDON BRANCH
as Trustee

By:
Authorized Signatory

ARTICLE 3

THE CAPITAL SECURITIES

Section 3.01 Amount Unlimited; Issuable in Series. The aggregate principal amount of Capital Securities which may be authenticated and delivered under this Indenture is unlimited. The Capital Securities may be issued in one or more series.

There shall be established by or pursuant to a Board Resolution or other means and, subject to Section 3.03, established in one or more indentures supplemental hereto, prior to the initial issuance of Capital Securities of any series:

(a) the title of the Capital Securities of the series (which shall distinguish the Capital Securities of the series from all other Capital Securities);

(b) any limit upon the aggregate principal amount of the Capital Securities of the series that may be authenticated and delivered under this Indenture (except for Capital Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Capital Securities of the series pursuant to Section 3.04, 3.05, 3.06, 9.06 or 11.07 and except for any Capital Securities which, pursuant to Section 3.03, are deemed never to have been authenticated and delivered hereunder);

(c) the date or dates, if any, on which the principal of (and premium, if any, on) the Capital Securities of the series is payable and whether the Capital Securities of the series are perpetual securities with no scheduled Stated Maturity with respect to the payment of the principal of (and premium, if any, on) the Capital Securities of the series;

(d) under what conditions, if any, the Company may be substituted as the issuer of the Capital Securities of the series (including pursuant to Article 8);

(e) the ranking of the Capital Securities of the series relative to the debt and equity issued by the Company, including to what extent it may rank junior in right of payment to other of the Company’s obligations or in any other manner;

(f) whether the Capital Securities of the series are intended to qualify as capital for capital adequacy purposes;

(g) the applicable interest rate or rates, if any, on the Capital Securities of the series or the manner of calculation of such rate or rates, if any, the date or dates, if any, from which such interest, if any, may accrue, the Interest Payment Dates on which such interest, if any, may be payable or the manner of determination of such Interest Payment Dates and, in the case of registered Capital Securities, the Regular Record Date for the interest payable on any Interest Payment Date, and any dates required to be established pursuant to Section 7.01;

(h) the circumstances, if any, under which any installment of interest on Capital Securities of the series may be cancelled at the Company’s discretion or otherwise, and the limitations, if any, on the Company’s ability to make any payment of principal of (or premium, if any) or interest on Capital Securities of the series, including situations in which the Company would be prohibited from making such payments;

(i) whether any premium, upon redemption or otherwise, shall be payable by the Company on Capital Securities of the series;

(j) whether the Capital Securities of the series are to be issued as Discount Securities and the amount of the discount at which such Discount Securities may be issued;

(k) provisions, if any, for the discharge and defeasance of Capital Securities of the series;

(l) any additional condition to which payment of any principal of (or premium, if any) or interest on Capital Securities of the series will be subject;

(m) the place or places where the principal of (and premium, if any) and any interest on Capital Securities of the series shall be payable, and the Paying Agent or Paying Agents who shall be authorized to pay principal of (and premium, if any) and interest on Capital Securities of such series, at least one of which Paying Agents shall have an office or agency in the Borough of Manhattan, The City of New York;

(n) whether or not such series of Capital Securities are to be redeemable, in whole or in part, at the Company’s option and, if so redeemable, the period or periods within which, the price or prices at which and the terms and conditions upon which, Capital Securities of the series may be redeemed;

(o) if there are any conditions on the Company repurchasing the Capital Securities of the series, such conditions;

(p) if other than denominations of $1,000 and any integral multiple thereof, the denominations in which Capital Securities of the series in each applicable form shall be issuable;

(q) if other than the principal amount thereof, the portion, or the manner of calculation of such portion, of the principal amount of Capital Securities of the series which shall be payable upon a declaration of acceleration or acceleration of the Maturity thereof, if any, pursuant to Section 5.02, upon redemption of Capital Securities of any series which are redeemable before their Stated Maturity, if any, or which the Trustee shall be entitled to file and prove a claim pursuant to Section 5.04;

(r) whether Additional Amounts, pursuant to Section 10.04, will not be payable by the Company;

(s) whether a Global Security will initially be executed and delivered and whether any restrictions will be applicable to the offer, sale or delivery of Capital Securities;

(t) if other than Dollars, provisions, if any, for the Capital Securities of the series to be denominated, and payments thereon to be made, in Euro or Foreign Currencies and specifying the manner and place of payment thereon and any other terms with respect thereto and the manner of determining the equivalent thereof in Dollars for purposes of the definition of “Outstanding” in Section 1.01;

(u) if other than the currency in which the Capital Securities of that series are denominated, the currency in which payment of the principal of (and premium, if any) or interest, if any, on the Capital Securities of such series shall be payable;

(v) if the principal of (and premium, if any) or interest, if any, on the Capital Securities of such series are to be payable, at the election of the Company or a Holder thereof, in a currency other than that in which the Capital Securities are denominated, the period or periods within which, and the terms and conditions upon which, such election may be made;

(w) whether the Capital Securities of the series shall be issued in whole or in part in the form of one or more Global Securities and the initial Holder with respect to such Global Security or Capital Securities;

(x) if the Capital Securities of such series are to be issuable in definitive form (whether upon original issue or upon exchange of a temporary Capital Security of such series or otherwise) only upon receipt of certain certificates or other documents or satisfaction of other conditions, then the form and terms of such certificates, documents or conditions;

(y) if the amounts of payments of principal of (and premium, if any) or interest, if any, on the Capital Securities of the series may be determined with reference to an index or are otherwise not fixed on the original issue date thereof, the manner in which such amounts shall be determined and the Calculation Agent, if any, who shall be appointed and authorized to calculate such amounts;

(z) the terms, if any, on which such Capital Securities may or shall be converted into, at the option of the Company or otherwise, for ordinary shares, depositary receipts or other securities of the Company (“Conversion Securities”), and, if so, the nature and terms of the Conversion Securities into which such Capital Securities are convertible and any additional or other provisions relating to such conversion, including any triggering event that may give rise to such conversion (which may include, but shall not be limited to, certain regulatory capital events), the terms upon which such conversion should occur and any specific terms relating to the adjustment thereof and the period during which such Capital Securities may or shall be so converted;

(aa) any deletions from, limitations or modifications of or additions to, the Events of Default or other remedies or events permitting remedies that apply with respect to the Capital Securities of such series and, if other than as specified in this Indenture, the terms thereof;

(bb) the forms of Capital Securities of the series;

(cc) the respective rights and obligations, if any, of the Company and holders of the Capital Securities of the series following a change of control of the Company, including, if applicable, the terms and conditions under which the Company could be required to redeem or make an offer to purchase Capital Securities of the series; and

(dd) any other terms of the series (which terms shall not be inconsistent with the provisions of this Indenture, except as permitted by Section 9.01(d)).

All Capital Securities of any one series shall be substantially identical except as to denomination and except as may otherwise be provided in any indenture supplemental hereto.

The Company may ‘reopen’ a previous issue of a series of Capital Securities and issue additional Capital Securities of that series, provided that the Company will reopen an issuance only if the additional Capital Securities issued in the reopening and the outstanding Capital Securities of the relevant series are fungible for U.S. federal income tax purposes.

If the forms of Capital Securities of any series, or any of the terms thereof, are established by action taken by the Executive Board of the Company, copies of the Board Resolutions in respect thereof shall be delivered to the Trustee at or prior to the delivery of the Company Order pursuant to Section 3.03 for the authentication and delivery of such Capital Securities.

Section 3.02 Denominations. The Capital Securities of each series shall be issuable in such denominations as shall be specified as contemplated by Section 3.01. In the absence of any such specification with respect to the Capital Securities of any series, the Capital Securities of each series shall be issuable in denominations of $1,000 and any integral multiple thereof.

Section 3.03 Execution, Authentication, Delivery and Dating. The Capital Securities shall be executed on behalf of the Company by a Chairman of the Executive Board, a Vice Chairman of the Executive Board, any member of the Executive Board, or the Chief Financial Officer of the Company (or any other officer of the Company designated in writing by or pursuant to authority of the Executive Board and delivered to the Trustee from time to time). The signature of any of these officers on the Capital Securities may be manual or facsimile. Capital Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Capital Securities.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Capital Securities of any series executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Capital Securities, and the Trustee in accordance with the Company Order shall authenticate and deliver such Capital Securities. In authenticating such Capital Securities and accepting the additional responsibilities under this Indenture in relation to such Capital Securities the Trustee shall be entitled to receive, and (subject to Section 6.01) shall be fully protected in relying upon, an Officer’s Certificate and an Opinion of Counsel, each stating that the form and terms thereof have been established in conformity with the provisions of this Indenture, and complying with Section 1.02.

The Trustee shall not be required to authenticate such Capital Securities if the issue of such Capital Securities pursuant to this Indenture will affect the Trustee’s own rights, duties or immunities under the Capital Securities and this Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee.

Each registered Capital Security shall be dated the date of its authentication.

No Capital Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Capital Security a certificate of authentication substantially in the form provided for herein executed by or on behalf of the Trustee by manual signature, and such certificate upon any Capital Security shall be conclusive evidence, and the only evidence, that such Capital Security has been duly authenticated and delivered hereunder and that such Capital Security is entitled to the benefits of this Indenture. Notwithstanding the foregoing, if any Capital Security shall have been authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Capital Security to the Trustee for cancellation as provided in Section 3.09, for all purposes of this Indenture such Capital Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

Section 3.04 Temporary Capital Securities. Pending the preparation of definitive Capital Securities of any series, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Capital Securities substantially of the tenor of the definitive Capital Securities in lieu of which they are issued, which Capital Securities may be printed, lithographed, typewritten, photocopied or otherwise produced. Temporary Capital Securities may be issued as registered Capital Securities in any authorized denomination, and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Capital Securities may determine, all as evidenced by such execution.

If temporary Capital Securities of any series are issued, the Company will cause, if so required by the terms of such temporary Capital Securities, definitive Capital Securities of such series to be prepared without unreasonable delay. After the preparation of definitive Capital Securities of such series, the temporary Capital Securities of such series shall be exchangeable for definitive Capital Securities of such series containing identical terms and provisions upon surrender of the temporary Capital Securities of such series at the office or agency of the Company in a Place of Payment for that series, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Capital Securities of any series the Company shall execute, and the Trustee shall authenticate and deliver in exchange therefor, a like aggregate principal amount of definitive Capital Securities of the same series of authorized denominations containing identical terms and provisions. Until so exchanged, unless otherwise provided therein or in a supplemental indenture relating thereto, the temporary Capital Securities of any series shall in all respects be entitled to the same benefits (but shall be subject to all the limitations of rights) under this Indenture as definitive Capital Securities of such series.

Section 3.05 Registration, Registration of Transfer and Exchange.

(a) The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency of the Company in a Place of Payment being herein sometimes collectively referred to as the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Capital Securities and of transfers of Capital Securities. The Trustee is hereby appointed “Security Registrar” for the purpose of registering Capital Securities and transfers of Capital Securities as herein provided.

Upon surrender for registration of transfer of any Capital Security of a series at the office or agency of the Company in a Place of Payment for that series, the Company shall execute, and the Trustee shall authenticate and make available for delivery, in the name of the designated transferee or transferees, one or more new Capital Securities of the same series, of any authorized denominations and of like tenor and aggregate principal amount.

At the option of the Holder, Capital Securities of any series may be exchanged for other Capital Securities of the same series, of any authorized denominations and of like tenor and aggregate principal amount upon surrender of the Capital Securities to be exchanged at such office or agency. Whenever any Capital Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and make available for delivery, the Capital Securities which the Holder making the exchange is entitled to receive.

All Capital Securities issued upon any registration of transfer or exchange of Capital Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Capital Securities surrendered upon such registration of transfer or exchange.

Every Capital Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing.

No service charge shall be made for any registration of transfer or exchange of Capital Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Capital Securities, other than exchanges pursuant to Section 3.04, 9.06 or 11.07 not involving any transfer.

If the Capital Securities of any series (or of any series and specified tenor) are to be redeemed in part, the Company shall not be required (i) to issue, register the transfer of or exchange any Capital Securities of that series (or of that series and specified tenor, as the case may be) during a period beginning at the opening of business fifteen (15) days before the day of the mailing of a notice of redemption of any such Capital Securities selected for redemption under Section 11.03 and ending at the close of business on the day of such mailing, or (ii) to register the transfer of or exchange any Capital Security so selected for redemption in whole or in part, except the unredeemed portion of any Capital Security being redeemed in part.

(b) The provisions of this Section 3.05(b) shall apply only to Global Securities unless otherwise specified as contemplated by Section 3.01:

(i) Each Global Security authenticated under this Indenture shall be registered in the name of the Depositary designated for such Global Security or a nominee thereof and delivered to such Depositary or a nominee thereof or custodian therefor, and each such Global Security shall constitute a single Capital Security for all purposes of this Indenture.

(ii) Notwithstanding any other provision in this Indenture, no Global Security may be exchanged in whole or in part for Capital Securities registered, and no transfer of a Global Security in whole or in part may be registered, in the name of any Person other than the Depositary for such Global Security or a nominee thereof unless (A) such Depositary (x) has notified the Company that it is unwilling or unable to continue as Depositary for such Global Security or (y) has ceased to be a clearing agency registered under the Exchange Act, (B) there shall have occurred and be continuing an Event of Default with respect to such Global Security, (C) at any time if the Company at its option and in its sole discretion determines that the Global Securities of a particular series should be exchanged for definitive Capital Securities of that series in registered form or (D) there shall exist such circumstances, if any, in addition to or in lieu of the foregoing as have been specified for this purpose as contemplated by Section 3.01.

(iii) Subject to Clause (ii) above, any exchange of a Global Security for other Capital Securities may be made in whole or in part, and all Capital Securities issued in exchange for a Global Security or any portion thereof shall be registered in such names as the Depositary for such Global Security shall direct.

(iv) Every Capital Security authenticated and made available for delivery upon registration of transfer of, or in exchange for or in lieu of, a Global Security or any portion thereof, whether pursuant to this Section 3.05, Section 3.04, 3.06, 9.06 or 11.07 or otherwise, shall be authenticated and delivered in the form of, and shall be, a Global Security, unless such Capital Security is registered in the name of a Person other than the Depositary for such Global Security or a nominee thereof.

Section 3.06 Mutilated, Destroyed, Lost and Stolen Capital Securities. If any mutilated Capital Security (including any Global Security) is surrendered to the Trustee, the Company may execute and the Trustee shall, in the case of a Capital Security, authenticate and deliver, in exchange therefor a new Capital Security of the same series containing identical terms and provisions and of like amount, and bearing a number not contemporaneously outstanding.

If there shall be delivered to the Company and to the Trustee (a) evidence to their satisfaction of the destruction, loss or theft of any Capital Security (including any Global Security) and (b) such security or indemnity as may be required by them to save each of them and any agent of any of them harmless, then, in the absence of notice to the Company or the Trustee that such Capital Security has been acquired by a bona fide purchaser, the Company shall execute and upon its request the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Capital Security a new Capital Security of the same series containing identical terms and provisions and of the amount, and bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Capital Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Capital Security, pay such Capital Security.

Upon the issuance of any new Capital Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Capital Security of any series issued pursuant to this Section in lieu of any destroyed, lost or stolen Capital Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Capital Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Capital Securities of that series duly issued hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Capital Securities.

Section 3.07 Payment; Interest Rights Preserved. Except as otherwise provided as contemplated by Section 3.01 with respect to any series of Capital Securities, interest, if any, on any Capital Securities which is payable, and is paid or duly provided for, on any Interest Payment Date shall be paid, in the case of registered Capital Securities, to the Person in whose name that Capital Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest by check made in next-day funds. All other payments will be made by check to the Paying Agent, against surrender of the Capital Security. All payments by check will be made in next-day funds. In the case of registered Capital Securities with a face amount of at least $1,000,000, at the request of the Holder, payment will be made by wire transfer of immediately available funds to an account at a bank in The City of New York. To request wire payment, the Holder must give the Paying Agent appropriate transfer instructions at least five business days before the requested wire payment is due. In the case of any interest payment due on an Interest Payment Date, the instructions must be given by the Person in whose name that Capital Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest. In the case of any other payment, payment will be made only after the Capital Security is surrendered to the Paying Agent. Any wire instructions, once properly given, will remain in effect unless and until new instructions are given in the manner described above.

In the case of Global Securities, payment will be made in accordance with the applicable Depositary procedures as in effect from time to time.

In the case of registered Capital Securities where payment is to be made in a Foreign Currency or Euro, payment will be made as established pursuant to Section 3.01.

Subject to the foregoing provisions of this Section, each Capital Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Capital Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Capital Security.

Section 3.08 Persons Deemed Owners. Prior to due presentment of a registered Capital Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Capital Security is registered as the owner of such Capital Security for the purpose of receiving (subject to Section 3.07) payment of principal of (and premium, if any) and interest, if any, on such Capital Security and for all other purposes whatsoever, whether or not such Capital Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

Section 3.09 Cancellation. All Capital Securities surrendered for payment, redemption, registration of transfer or exchange or for credit against any sinking fund payment shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Capital Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other person for delivery to the Trustee) for cancellation any Capital Securities previously authenticated hereunder which the Company has not issued and sold, and all Capital Securities so delivered shall be promptly cancelled by the Trustee. No Capital Securities shall be authenticated in lieu of or in exchange for any Capital Securities cancelled as provided in this Section, except as expressly permitted by the provisions of the Capital Securities of any series or pursuant to the provisions of this Indenture. The Trustee shall deliver to the Company all cancelled Capital Securities held by the Trustee.

Section 3.10 Computation of Interest. Payments of interest on the Capital Securities of each series shall be computed on the applicable basis set forth pursuant to Section 3.01 for Capital Securities for such series.

Section 3.11 CUSIP Numbers. The Company in issuing the Capital Securities may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Capital Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Capital Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the Trustee in writing of any change in the “CUSIP” numbers.

ARTICLE 4

SATISFACTION AND DISCHARGE

Section 4.01 Satisfaction and Discharge of Indenture. This Indenture shall upon Company Request cease to be of further effect with respect to Capital Securities of any series (except as to any surviving rights of registration of transfer or exchange of Capital Securities of such series herein expressly provided for), and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture with respect to the Capital Securities of such series when:

(a) all Capital Securities of such series theretofore authenticated and delivered (other than (x) Capital Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 3.06 and (y) Capital Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 10.03) have been delivered to the Trustee for cancellation;

(b) the Company has paid or caused to be paid all other sums payable hereunder by the Company with respect to the Capital Securities of such series; and

(c) the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture with respect to the Capital Securities of such series have been complied with.

Notwithstanding any satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 6.07, the obligations of the Trustee to any Authenticating Agent under Section 6.14 shall survive such satisfaction and discharge.

ARTICLE 5

REMEDIES

Section 5.01 Events of Default. Except as otherwise provided as contemplated by Section 3.01 with respect to any series of Capital Securities, “Event of Default,” wherever used herein with respect to a particular series of Capital Securities, means (a) (i) the making by a court of competent jurisdiction in The Netherlands (or such other jurisdiction in which the Company may be organized) of an order for the winding up of the Company which is not successfully appealed within thirty (30) days of the making of such order, or (ii) the adoption by shareholders of the Company of an effective resolution for the winding up of the Company (other than, in the case of either (i) or (ii) above, under or in connection with a scheme of reconstruction, merger or amalgamation not involving a bankruptcy or insolvency); or (b) any other Event of Default provided with respect to Capital Securities of such series pursuant to Section 3.01.

Section 5.02 Acceleration of Maturity; Rescission and Annulment. Except as otherwise provided as contemplated by Section 3.01 with respect to any series of Capital Securities, if an Event of Default occurs with respect to Capital Securities of any series and is continuing, then in every such case the Trustee or the Holder or Holders of not less than 25% in aggregate principal amount of the Outstanding Capital Securities of such series may declare the principal amount of (or, in the case of Discount Securities, such portion of the principal amount of such Discount Securities as may be specified by the terms thereof), and any accrued but unpaid interest, if any, on, all the Capital Securities of that series to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by such Holder or Holders), and upon any such declaration such principal amount (or specified amount) shall become immediately due and payable, and payments on the Capital Securities of such series shall be subject to any subordination provisions applicable to the Capital Securities of that series pursuant to Section 3.01.

At any time after such a declaration of acceleration with respect to Capital Securities of any series has been made but before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, such declaration of acceleration and its consequences (including any Event of Default under another series of Capital Securities arising therefrom) shall be rescinded but only if the Company has paid or deposited with the Trustee a sum sufficient to pay

(a) the principal of (and premium, if any, on) any Capital Securities of such series which has become due otherwise than by such declaration of acceleration, if any, and any due and payable interest, if any, and overdue interest, if any, thereon at the rate or rates prescribed therefor in such Capital Securities; and

(b) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

No such rescission shall affect any subsequent Event of Default, if any, or impair any right consequent thereon.

Section 5.03 Collection of Indebtedness and Suits for Enforcement by Trustee.

(a) Other than the limited remedies specified in Section 5.02, if an Event of Default with respect to Capital Securities of any series occurs and is continuing, no remedy against the Company shall be available to the Trustee or any Holder of the Capital Securities, whether for the recovery of amounts owing in respect of the Capital Securities of such series or under this Indenture or in respect of any breach by the Company of any of its other obligations under or in respect of the Capital Securities of such series or under this Indenture, provided that (i) the Company’s obligations to the Trustee under Section 6.07 and the Trustee’s rights to have money collected applied first to pay amounts due to it under such Section pursuant to Section 5.06 expressly survive any such Event of Default and are not subject to any subordination provisions applicable to the Capital Securities of such series pursuant to Section 3.01 and (ii) the Trustee shall have such powers as are required to be authorized to it under the Trust Indenture Act in respect of the rights of the Holders of such Capital Securities in response to such Event of Default under the provisions of this Indenture, and provided, further, that any payments on the Capital Securities of such series are subject to any subordination provisions applicable to the Capital Securities of that series pursuant to Section 3.01.

(b) Subject to applicable law and unless the relevant Capital Securities provide otherwise, claims in respect of any Capital Security may not be set off, or be the subject of a counterclaim, by the Trustee or any Holder against or in respect of any of its obligations to the Company, and the Trustee and every Holder waives, and shall be treated for all purposes as if it had waived, any right that it might otherwise have to set-off, or to raise by way of counterclaim any of its claims in respect of any Capital Securities or this Indenture, against or in respect of any of its obligations to the Company. No Holder of Capital Securities shall be entitled to proceed directly against the Company except as set forth in Section 5.07.

(c) No recourse for the payment of the principal of (or premium, if any) or interest, if any, on any Capital Security, or for any claim based thereon or otherwise in respect thereof and no recourse under or upon any obligation, covenant or agreement of the Company in this Indenture, or in any Capital Security, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer or director, past, present or future, of the Company or of any successor corporation of the Company, either directly or through the Company or any successor corporation of the Company, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, it being expressly understood that to the extent lawful all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of the Capital Securities.

Section 5.04 Trustee May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition, winding up or other judicial proceeding relative to the Company or any other obligor upon the Capital Securities of any series or to the property of the Company or such other obligor or their creditors (other than under or in connection with a scheme of amalgamation or reconstruction not involving bankruptcy or insolvency), the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions authorized under the Trust Indenture Act in order to have claims of the Holders and the Trustee allowed in any such proceeding. In particular, the Trustee shall be authorized to collect and receive any moneys and other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder of a Capital Security to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to such Holders or holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due to the Trustee under Section 6.07.

Subject to Article 8 and Section 9.02, nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder of any Capital Security any plan of reorganization, arrangement, adjustment, or composition affecting any Capital Securities or the rights of any Holder of any Capital Security or to authorize the Trustee to vote in respect of the claim of any such Holder or holder in any such proceeding; provided that the Trustee may, on behalf of the Holders, vote for the election of a trustee in bankruptcy or similar official and be a member of a creditors’ or other similar committee.

With respect to the Capital Securities, the provisions of this Section 5.04 are subject to any subordination provisions applicable to the Capital Securities pursuant to Section 3.01.

Section 5.05 Trustee May Enforce Claims Without Possession of Capital Securities. All rights of action and claim under this Indenture or the Capital Securities may be prosecuted and enforced by the Trustee without the possession of any of the Capital Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel (subject, with regard to the Company, to any subordination provisions applicable to the Capital Securities pursuant to Section 3.01) be for the ratable benefit of the Holders of the Capital Securities in respect of which such judgment has been recovered.

Section 5.06 Application of Money Collected. Any money collected by the Trustee pursuant to this Article in respect of any series of Capital Securities shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (and premium, if any) or interest, if any, upon presentation of such Capital Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST: To the payment of all amounts applicable to such series of Capital Securities in respect of which or for the benefit of which such money has been collected due the Trustee under Section 6.07;

SECOND: Subject to any subordination provisions applicable to the Capital Securities pursuant to Section 3.01, to the payment of the amounts then due and unpaid for principal of (and premium, if any) and interest, if any, on such series of Capital Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Capital Securities for principal, if any, (and premium, if any) and interest, if any, respectively; and

THIRD: To the payment of the balance, if any, to the Company or as a court of competent jurisdiction may direct.

Section 5.07 Limitation on Suits. No Holder of any Capital Security of any series shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

(a) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to Capital Securities of the same series specifying such Event of Default and stating that such notice is a “Notice of Default” hereunder;

(b) the Holders of not less than 25% in aggregate principal amount of the Outstanding Capital Securities of such series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name, as Trustee hereunder;

(c) such Holder of a Capital Security has offered to the Trustee security or indemnity satisfactory to the Trustee in its sole discretion against the costs, expenses and liabilities to be incurred in compliance with such request;

(d) the Trustee for sixty (60) days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(e) no direction inconsistent with such written request has been given to the Trustee during such sixty-day (60-day) period by the Holders of a majority in principal amount of the Outstanding Capital Securities of such series;

it being understood and intended that no one or more Holders of Capital Securities of a particular series appertaining thereto shall have any right in any manner whatever by virtue of, or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of any other such Holders or holders, or to obtain or to seek to obtain priority or preference over any other such Holders or holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all Holders of Capital Securities of such series.

Section 5.08 Unconditional Right of Holders to Receive Principal, Premium and Interest, if any. To the extent required by the Trust Indenture Act, and subject to any subordination and/or other provisions applicable to the Capital Securities pursuant to Section 3.01 but otherwise notwithstanding any other provision in this Indenture, the Holder of any Capital Security shall have the right to receive (subject to Section 3.07) payment of any principal of (and premium, if any) and interest, if any, on such Capital Security on the respective Stated Maturities, if any, as expressed in such Capital Security (or, in the case of redemption, on or after the Redemption Date), and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder or holder.

Section 5.09 Restoration of Rights and Remedies. If the Trustee or any Holder of any Capital Security has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder or holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders of Capital Securities shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders of Capital Securities shall continue as though no such proceeding had been instituted.

Section 5.10 Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Capital Securities in the last paragraph of Section 3.06, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders of Capital Securities is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 5.11 Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder of any Capital Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders of Capital Securities may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders of Capital Securities, as the case may be.

Section 5.12 Control by Holders. The Holders of a majority in aggregate principal amount of the Outstanding Capital Securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee with respect to the Capital Securities of such series, provided that

(a) such direction shall not be in conflict with any rule of law or with this Indenture, as determined by the Trustee in its sole discretion;

(b) such direction shall not be unjustly prejudicial to the Holders of the Capital Securities of such series not taking part in the direction, as determined by the Trustee in its sole discretion;

(c) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction; and

(d) no provision herein shall be deemed to require the Trustee to take any action or forebear from any action directed by Holders unless the Trustee has received security and/or indemnity satisfactory to it in its sole discretion.

Section 5.13 Waiver of Past Events of Default. The Holders of not less than a majority in aggregate principal amount of the Outstanding Capital Securities of any series may on behalf of the Holders of all the Capital Securities of such series waive any past Event of Default hereunder with respect to such series and its consequences.

Upon any such waiver, such Event of Default shall cease to exist, and any Event of Default with respect to any series arising therefrom shall be deemed to have been cured and not to have occurred for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereon.

Section 5.14 Undertaking for Costs. All parties to this Indenture agree, and each Holder of any Capital Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant to such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder or group of Holders holding in the aggregate more than 10% in principal amount of the Outstanding Capital Securities of any series, or to any suit instituted by any Holder for the enforcement of the payment of the principal of (or premium, if any) or interest, if any, on any Capital Security on or after the respective Stated Maturities, if any, expressed in such Capital Security (or, in the case of redemption, on or after the Redemption Date).

Section 5.15 Waiver of Usury, Stay or Extension Laws. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any usury, stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE 6

THE TRUSTEE

Section 6.01 Certain Duties and Responsibilities.

(a) The duties and responsibilities of the Trustee shall be as provided by the Trust Indenture Act and this Indenture. Notwithstanding the foregoing, no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

(b) Except during the continuance of an Event of Default,

(i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c) In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

(d) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that

(i) this Subsection shall not be construed to limit the effect of subsection (b) of this Section;

(ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

(iii) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in principal amount of the Outstanding Capital Securities of any series.

Section 6.02 Notice of Events of Default. Within ninety (90) days after the occurrence of any Event of Default hereunder with respect to Capital Securities of any series the Trustee shall transmit in the manner and to the extent provided in Section 1.06 to Holders of Capital Securities of such series notice of such Event of Default hereunder upon receipt of written notice by a Responsible Officer of the Trustee, unless such Event of Default shall have been cured or waived; provided, however, that the Trustee shall be protected in withholding such notice if a trust committee of Responsible Officers of the Trustee determine in good faith that the withholding of such notice is in the interest of the Holders of Capital Securities of such series.

Section 6.03 Certain Rights of Trustee. Subject to the provisions of Section 6.01:

(a) the Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, coupon or other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any action or resolution of the Board of Directors of the Company shall be sufficiently evidenced by a Board Resolution or other means;

(c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer’s Certificate;

(d) the Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in conclusive reliance thereon;

(e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee in its sole discretion against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

(f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, coupon or other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, provided that the Company shall not be required to disclose such information which the Company is prevented from disclosing as a matter of law or contract;

(g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(h) the Trustee shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

(i) in no event shall the Trustee be responsible or liable to the Company for punitive damages or any special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action;

(j) the Trustee shall not be deemed to have notice or actual knowledge of any Event of Default unless written notice of any event which is in fact such an Event of Default is received by a Responsible Officer of the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Capital Securities and this Indenture;

(k) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Person acting as Trustee in each of its other capacities hereunder;

(l) the Trustee may request that the Company deliver a certificate setting forth the names of individuals and titles of officers authorized to take specified actions pursuant to this Indenture; and

(m) money held by the Trustee and any Paying Agent in trust hereunder may be held uninvested and the Trustee and any Paying Agent shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company.

Section 6.04 Not Responsible for Recitals or Issuance of Capital Securities. The recitals contained herein and in the Capital Securities, except the Trustee’s certificates of authentication, shall be taken as the statements of the Company, and neither the Trustee nor any Authenticating Agent assumes any responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Capital Securities, except that the Trustee represents and warrants that it has duly authorized, executed and delivered this Indenture. Neither the Trustee nor any Authenticating Agent shall be accountable for the use or application by the Company of Capital Securities or the proceeds thereof.

Section 6.05 May Hold Capital Securities. The Trustee, any Authenticating Agent, any Paying Agent, any Security Registrar and any Calculation Agent or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Capital Securities and, subject to Sections 6.08 and 6.13, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Security Registrar, Calculation Agent or such other agent.

Section 6.06 Money Held in Trust. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company.

Section 6.07 Compensation and Reimbursement. The Company agrees

(a) to pay to the Trustee from time to time such compensation for all services rendered by it hereunder as agreed in writing by the Company from time to time (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(b) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

(c) to indemnify the Trustee, its directors, officers, employees and agents and any predecessor Trustee for, and to hold it harmless against, any loss, claim, damage, liability or expense incurred without negligence or willful misconduct on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder but excluding any tax liabilities of the Trustee based upon, measured by or determined by the income of the Trustee.

(d) The Trustee shall notify the Company in writing of the commencement of any action or claim in respect of which indemnification may be sought promptly after the Trustee becomes aware of such commencement (provided that the failure to make such notification shall not affect the Trustee’s rights hereunder) and the Company shall be entitled to participate in, and to the extent it shall wish, to assume the defense thereof, including the employment of counsel reasonably satisfactory to the Trustee; provided, however, that if the Trustee determines that an actual or potential conflict of interest exists then the Trustee shall be entitled to retain separate counsel and the Company shall pay the fees and expenses of such counsel. The Trustee shall not compromise or settle any such action or claim without the written consent of the Company, which consent shall not be unreasonably withheld.

(e) As security for the performance of the obligations of the Company under this Section 6.07, the Trustee shall have a senior claim to which the Capital Securities are hereby made subordinate, upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of (or premium, if any) or interest, if any, on the Capital Securities. The provisions of this Section 6.07 shall survive the termination of this Indenture or the earlier resignation or removal of the Trustee and any exercise of the Netherlands Bail-In Power by the relevant Netherlands Resolution Authority with respect to any series of Capital Securities.

Section 6.08 Disqualification; Conflicting Interests. If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture. To the extent permitted by the Trust Indenture Act, the Trustee shall not be deemed to have a conflicting interest by virtue of being a trustee under this Indenture with respect to Securities of more than one series or with respect to the Subordinated Guarantee with respect to the Trust Securities of ING Capital Funding Trust I, the Subordinated Guarantee with respect to the Company Preferred Securities of ING Capital Funding I LLC, the Guarantee in favor of ING Capital Funding I LLC, the Subordinated Guarantee with respect to the Trust Securities of ING Capital Funding Trust II, the Subordinated Guarantee with respect to the Company Preferred Securities of ING Capital Funding II LLC, the Guarantee in favor of ING Capital Funding II LLC, the Subordinated Guarantee with respect to the Trust Securities of ING Capital Funding Trust III, the Subordinated Guarantee with respect to the Company Preferred Securities of ING Capital Funding III LLC, the Guarantee in favor of ING Capital Funding III LLC, the Subordinated Guarantee with respect to the Trust Securities of ING Capital Funding Trust IV, the Subordinated Guarantee with respect to the Company Preferred Securities of ING Capital Funding IV LLC, the Guarantee in favor of ING Capital Funding IV LLC, the Subordinated Guarantee with respect to the Trust Securities of ING Capital Funding Trust V, the Subordinated Guarantee with respect to the Company Preferred Securities of ING Capital Funding V LLC, the Guarantee in favor of ING Capital Funding V LLC, the Subordinated Guarantee with respect to the Trust Securities of ING Capital Funding Trust VI, the Subordinated Guarantee with respect to the Company Preferred Securities of ING Capital Funding VI LLC, and the Guarantee in favor of ING Capital Funding VI LLC.

Section 6.09 Corporate Trustee Required; Eligibility. There shall at all times be a Trustee hereunder with respect to each series which shall be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, subject to supervision or examination by Federal or State or District of Columbia authority and, if there be such corporation willing and able to act as trustee on reasonable and customary terms, having its corporate trust office or agency in the Borough of Manhattan, The City of New York. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

Section 6.10 Resignation and Removal; Appointment of Successor.

(a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 6.11.

(b) The Trustee may resign at any time with respect to the Capital Securities of one or more series by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by Section 6.11 shall not have been delivered to the Trustee within thirty (30) days after the giving of such notice of resignation or notice of removal as described below, the resigning or removed Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Capital Securities of such series.

(c) The Trustee may be removed at any time with respect to the Capital Securities of any series by Act of the Holders of a majority in principal amount of the Outstanding Capital Securities of such series delivered to the Trustee and to the Company.

(d) If at any time:

(i) the Trustee shall fail to comply with Section 6.08 after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Capital Security of the series as to which the Trustee has a conflicting interest for at least six (6) months, or

(ii) the Trustee shall cease to be eligible under Section 6.09 and shall fail to resign after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Capital Security for at least six (6) months, or

(iii) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge, or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (x) the Company by a Board Resolution or other means may remove the Trustee with respect to any or all series of Capital Securities or (y) subject to Section 5.14, any Holder who has been a bona fide Holder of a Capital Security for at least six (6) months (and, in the case of subparagraph (d)(i) above, who is a Holder of a Capital Security of the series as to which the Trustee has a conflicting interest) may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Capital Securities and the appointment of a successor Trustee or Trustees.

(e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, with respect to the Capital Securities of one or more series, the Company, by a Board Resolution or other means, shall promptly appoint a successor Trustee or Trustees with respect to the Capital Securities of such series (it being understood that any successor Trustee may be appointed with respect to the Capital Securities of one or more or all of such series and at any time there shall be only one Trustee with respect to the Capital Securities of any particular series), and shall comply with the applicable requirements of Section 6.11. If, within one (1) year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Capital Securities of any series shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Capital Securities of such series delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 6.11, become the successor Trustee with respect to the Capital Securities of such series and to that extent supersede the successor Trustee appointed by the Company. If no successor Trustee with respect to the Capital Securities of any series shall have been so appointed by the Company or the Holders of Capital Securities of such series and accepted appointment in the manner hereinafter required by Section 6.11, any Holder who has been a bona fide Holder of a Capital Security of such series for at least six (6) months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Capital Securities of such series.

(f) The Company shall give notice of each resignation and each removal of the Trustee with respect to the Capital Securities of any series and each appointment of a successor Trustee with respect to the Capital Securities of any series in the manner and to the extent provided in Section 1.06. Each notice shall include the name of the successor Trustee with respect to the Capital Securities of such series and the address of its Corporate Trust Office.

Section 6.11 Acceptance of Appointment by Successor.

(a) In case of the appointment hereunder of a successor Trustee with respect to all Capital Securities, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee, all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

(b) In case of the appointment hereunder of a successor Trustee with respect to the Capital Securities of one or more (but not all) series, the Company, the retiring Trustee and each successor Trustee with respect to the Capital Securities of such series shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which (i) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Capital Securities of such series to which the appointment of such successor Trustee relates, (ii) if the retiring Trustee is not retiring with respect to all Capital Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Capital Securities of such series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (iii) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Capital Securities of such series to which the appointment of such successor Trustee relates; but, on request of the Company or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Capital Securities of such series to which the appointment of such successor Trustee relates.

(c) Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in paragraph (a) or (b) of this Section, as the case may be.

(d) No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

Section 6.12 Merger, Conversion, Consolidation or Succession to Business. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Capital Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Capital Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Capital Securities.

Section 6.13 Preferential Collection of Claims. If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Capital Securities of a series), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor).

Section 6.14 Appointment of Authenticating Agent. The Trustee may at any time appoint an Authenticating Agent or Agents with respect to one or more series of Capital Securities which shall be authorized to act on behalf of the Trustee to authenticate Capital Securities of such series upon original issue, or issued upon exchange, registration of transfer or partial redemption thereof or in lieu of destroyed, lost or stolen Capital Securities, and Capital Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Capital Securities by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation or national banking association organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by Federal or State or District of Columbia authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

Any corporation or national banking association into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation or national banking association resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation or national banking association succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation or national banking association shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall give notice to the Holders of Capital Securities in the manner and to the extent provided in Section 1.06. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

If an appointment with respect to one or more series is made pursuant to this Section, the Capital Securities of such series may have endorsed thereon, in lieu of the Trustee’s certificate of authentication, an alternate certificate of authentication in the following form:

CERTIFICATE OF AUTHENTICATION

This is one of the Capital Securities of the series designated herein referred to in the within-mentioned Indenture.

Date:

THE BANK OF NEW YORK MELLON, LONDON BRANCH
as Trustee

By:
as Authenticating Agent

By:
Authorized Signatory

If all of the Capital Securities of a series may not be originally issued at one time, and if the Trustee does not have an office capable of authenticating Capital Securities upon original issuance located in a Place of Payment where the Company wishes to have Capital Securities of such series authenticated upon original issuance, the Trustee, if so requested by the Company in writing (which writing need not comply with Section 1.02 and need not be accompanied by an Opinion of Counsel), shall appoint in accordance with this Section an Authenticating Agent having an office in a Place of Payment designated by the Company with respect of such series of Capital Securities.

ARTICLE 7

HOLDERS LISTS AND REPORTS BY TRUSTEE AND COMPANY

Section 7.01 Company to Furnish Trustee Names and Addresses of Holders. The Company, with respect to any series of Capital Securities in registered form, will furnish or cause to be furnished to the Trustee

(a) not more than fifteen (15) days after each Regular Record Date (or after each of the dates to be specified for such purpose for non-interest bearing Capital Securities and Capital Securities on which interest is paid less frequently than quarterly as contemplated by Section 3.01), a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders of registered Capital Securities as of such Regular Record Date or such specified date, and

(b) at such other times as the Trustee may request in writing, within thirty (30) days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than fifteen (15) days prior to the time such list is furnished.

The Company need not furnish or cause to be furnished to the Trustee pursuant to this Section 7.01 the names and addresses of Holders of registered Capital Securities so long as the Trustee acts as Security Registrar with respect to such series of Capital Securities.

Section 7.02 Preservation of Information; Communications to Holders.

(a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders (i) contained in the most recent list furnished to the Trustee as provided in Section 7.01 and (ii) received by the Trustee in its capacity as Paying Agent or Security Registrar (if so acting). The Trustee may destroy any list furnished to it as provided in Section 7.01 upon receipt of a new list so furnished.

(b) The rights of the Holders of Capital Securities of any series to communicate with other Holders with respect to their rights under this Indenture or under the Capital Securities, and the corresponding rights and privileges of the Trustee, shall be as provided by the Trust Indenture Act.

(c) Every Holder, by receiving and holding a Capital Security, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of any of them shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders in accordance with Section 7.02(b).

Section 7.03 Reports by Trustee.

(a) So long as any Capital Securities are Outstanding hereunder, the Trustee shall transmit to Holders as provided in the Trust Indenture Act such reports dated as of such dates as are required by and in compliance with the Trust Indenture Act. Reports so required to be transmitted at stated intervals of not more than twelve (12) months shall be transmitted on or before June 1 in each year following the date hereof.

(b) A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each securities exchange upon which the Trustee has been notified that the Capital Securities are listed, with the Commission and with the Company. The Company will notify the Trustee when Capital Securities are listed on any securities exchange.

(c) The Company will furnish the Trustee with interim and annual reports. In addition, the Company will furnish the Trustee with all notices of meetings at which Holders of Capital Securities of a particular series are entitled to vote, and all other reports and communications that are made generally available to Holders of Capital Securities. The Trustee will, at the Company’s expense, make such notices, reports and communications available for inspection by Holders of Capital Securities in such manner as the Company may determine and, in the case of any notice received by the Trustee in respect of any meeting at which Holders of Capital Securities of a particular series are entitled to vote, will deliver to all such record Holders of Capital Securities, at the Company’s expense, a notice containing a summary prepared by the Company of the information set forth in such notice of meeting.

Section 7.04 Reports by Company. The Company shall:

(a) file with the Trustee, within fifteen (15) days after the Company is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if the Company is not required to file information, documents or reports pursuant to either of such Sections, then it shall file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

(b) file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

(c) transmit to Holders, in the manner and to the extent required by the Trust Indenture Act, within thirty (30) days after the filing thereof with the Trustee, such summaries of any information, documents and reports required to be filed by the Company pursuant to paragraphs (a) and (b) of this Section as may be required by rules and regulations prescribed from time to time by the Commission.

Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute actual or constructive knowledge or notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).

ARTICLE 8

CONSOLIDATION, MERGER, CONVEYANCE OR TRANSFER

Section 8.01 Company May Consolidate, etc. Only on Certain Terms. Unless otherwise specified in any Board Resolution establishing the terms of Capital Securities of a series in accordance with Section 3.01, the Company shall not consolidate with or merge into any other Person or convey or transfer or lease its properties and assets substantially as an entirety to any Person, and the Company shall not permit any Person to consolidate with or merge into the Company, unless:

(a) in case the Company shall consolidate with or merge into another Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer or which leases the properties and assets of the Company substantially as an entity shall be a corporation, partnership or trust, shall be organized and validly existing under the laws of any domestic or foreign jurisdiction and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of and any premium and interest, if any, on all the Capital Securities if and to the extent due and payable in accordance with the terms of such Capital Securities and this Indenture and the performance or observance of every covenant of this Indenture on the part of the Company to be performed or observed;

(b) immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of the Company or any Subsidiary as a result of such transaction as having been incurred by the Company or such Subsidiary at the time of such transaction, no Event of Default and no event which, after notice or lapse of time or both, would become an Event of Default shall have happened and be continuing; and

(c) the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

Section 8.02 Successor Person Substituted. Upon any consolidation of the Company with, or merger of the Company into, any other Person or any conveyance, transfer or lease of the properties and assets of the Company substantially as an entirety in accordance with Section 8.01, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Capital Securities.

ARTICLE 9

SUPPLEMENTAL INDENTURES

Section 9.01 Supplemental Indentures Without Consent of Holders. Without the consent of any Holders, the Company, when authorized by a Board Resolution or other means, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

(a) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company herein and in the Capital Securities; or

(b) to add to the covenants of the Company for the benefit of the Holders of all or any series of Capital Securities (and, if such covenants are to be for the benefit of less than all series of Capital Securities, stating that such covenants are expressly being included solely for the benefit of such series) or to surrender any right or power herein conferred upon the Company; or

(c) to add any additional Events of Default for the benefit of the Holders of all or any series of Capital Securities (and, if such additional Events of Default are to be for the benefit of less than all series of Capital Securities, stating that such additional Events of Default are expressly being included solely for the benefit of such series); or

(d) to add to, change or eliminate any of the provisions of this Indenture in respect of one or more series of Capital Securities, provided that any such addition, change or elimination (A) shall neither (i) apply to any Capital Security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (ii) modify the rights of the Holder of any such Capital Security with respect to such provision or (B) shall become effective only when there is no such Capital Security Outstanding; or

(e) to secure the Capital Securities; or

(f) to establish the form or terms of Capital Securities of any series as permitted by Sections 2.01 and 3.01; or

(g) to change any Place of Payment, so long as the Place of Payment as required by Section 3.01 is maintained; or

(h) to make any other provisions with respect to matters or questions arising under this Indenture, provided such action shall not adversely affect the interests of the Holders of Capital Securities of any series in any material respect; or

(i) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Capital Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 6.11(b); or

(j) to add to or change any of the provisions of this Indenture with respect to any Capital Securities that by their terms may be converted into securities or other property other than Capital Securities of the same series and of like tenor, in order to permit or facilitate the issuance, payment or conversion of such Capital Securities; or

(k) to cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture, provided that such action pursuant to this Article 9 shall not adversely affect the interests of the Holders of Capital Securities of any series in any material respect.

(l) to change or eliminate any provision of this Indenture as permitted by Section 1.07.

Section 9.02 Supplemental Indentures with Consent of Holders. With the consent of the Holders of a majority in principal amount of the Outstanding Capital Securities of all series affected by such supplemental indenture (considered together as one class for this purpose), by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution or other means, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of Capital Securities of such series under this Indenture; provided, however, that no such supplemental indenture may, without the consent of the Holder of each Outstanding Capital Security affected thereby,

(a) change the Stated Maturity of the principal of, or any instalment of principal of or interest on, any Capital Security, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or reduce the amount of the principal of a Discount Security or any other Capital Security which would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 5.02, or permit the Company to redeem any Capital Security if, absent such supplemental indenture, the Company would not be permitted to do so, or change any Place of Payment where, or the coin or currency in which, any Capital Security or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date); or

(b) reduce the percentage in principal amount of the Outstanding Capital Securities of any one or more series (considered separately or together as one class, as applicable), the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture; or

(c) modify any of the provisions of this Section 9.02, Section 5.13 except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Capital Security affected thereby; provided, however, that this clause shall not be deemed to require the consent of any Holder with respect to changes in the references to the “Trustee” and concomitant changes in this Section, or the deletion of this proviso, in accordance with the requirements of Sections 6.11(b) and 9.01(j); or

A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Capital Securities, or which modifies the rights of the Holders of Capital Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Capital Securities of any other series.

It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

Section 9.03 Execution of Supplemental Indentures. In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 6.01) shall be fully protected in relying upon, an Opinion of Counsel in compliance with Section 1.02 stating that the execution of such supplemental indenture is authorized or permitted by this Indenture and that such supplemental indenture is enforceable subject to customary exceptions. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Section 9.04 Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Capital Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

Section 9.05 Conformity with Trust Indenture Act. Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act.

Section 9.06 Reference in Capital Securities to Supplemental Indentures. Capital Securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in the form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Capital Securities of any series so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Capital Securities of such series.

ARTICLE 10

COVENANTS

Section 10.01 Payment of Principal, Premium, and Interest. The Company covenants and agrees for the benefit of each series of Capital Securities that it will (subject to Sections 3.07 and any subordination provisions applicable to the Capital Securities of that series pursuant to Section 3.01) duly and punctually pay the principal of (and premium, if any) and interest, if any, on the Capital Securities of that series if and to the extent due and payable in accordance with the terms of the Capital Securities and this Indenture.

Section 10.02 Maintenance of Office or Agency. The Company will maintain in each Place of Payment for any series of Capital Securities an office or agency where Capital Securities of that series may be presented or surrendered for payment, where Capital Securities of that series may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Capital Securities of that series and this Indenture may be served; provided, however, that at the option of the Company in the case of registered Capital Securities of such series, payment of any interest thereon may be made by check mailed to the address of the Person entitled herein as such address shall appear in the Security Register, unless such person requests payment by wire transfer pursuant to Section 3.07. With respect to the Capital Securities of any series, such office or agency in each Place of Payment shall be specified as contemplated by Section 3.01, and if not so specified, initially shall be the Corporate Trust Office of the Trustee. Unless otherwise specified pursuant to Section 3.01, the Company will maintain in the Borough of Manhattan, The City of New York, an office or agency where notices and demands to or upon the Company in respect of Capital Securities of any series and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all presentations, surrenders, notices and demands.

The Company may also from time to time designate one or more other offices or agencies (in or outside the Borough of Manhattan, The City of New York) where the Capital Securities of one or more series may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of any obligation to maintain an office or agency in each Place of Payment (except as otherwise indicated in this Section) for Capital Securities of any series for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

Section 10.03 Money for Payments to Be Held in Trust. If the Company shall at any time act as Paying Agent with respect to the Capital Securities of any series, it will, subject to any interest cancellation provisions applicable to the Capital Securities of such series pursuant to Section 3.01, on or before each date for payment of the principal of (and premium, if any) or interest, if any, on any of the Capital Securities of that series, segregate and hold in trust for the benefit of the Persons entitled thereto in accordance with the provisions of this Indenture a sum sufficient to pay the principal (and premium, if any) or interest, if any, so becoming payable until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will, subject to any interest cancellation provisions applicable to the Capital Securities of such series pursuant to Section 3.01, promptly notify the Trustee of its failure so to act.

Whenever the Company shall have one or more Paying Agents for any series of Capital Securities, it will, subject to any interest cancellation provisions applicable to the Capital Securities of such series pursuant to Section 3.01, prior to each date for payment of the principal of (and premium, if any) or interest, if any, on any Capital Securities of that series, deposit with a Paying Agent a sum sufficient to pay the principal (and premium, if any) or interest, if any, so becoming payable, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest in accordance with the provisions of this Indenture, and (unless such Paying Agent is the Trustee) the Company will, subject to any interest cancellation provisions applicable to the Capital Securities of such series pursuant to Section 3.01, promptly notify the Trustee of its action or its failure so to act. The Company will cause each Paying Agent for any series of Capital Securities other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

(a) comply with the provisions of the Trust Indenture Act applicable to it as a Paying Agent and hold all sums held by it for the payment of the principal of (and premium, if any) or interest, if any, on Capital Securities of that series in trust for the benefit of the Persons entitled thereto in accordance with the provisions of this Indenture until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

(b) give the Trustee timely notice of any default by the Company (or any other obligor upon the Capital Securities of that series) in the making of any payment, when due and payable, or principal of (and premium, if any) or interest, if any, on Capital Securities of that series; and

(c) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

The Company may at the time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee such Paying Agent shall be released from all further liability with respect to such money.

Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (and premium, if any) or interest, if any, on any Capital Security of any series and remaining unclaimed for two (2) years after any such principal (and premium, if any) or interest have become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Capital Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published at least once, in Authorized Newspapers, published in the Borough of Manhattan, The City of New York and London, England, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than thirty (30) days from the date of such publication, any unclaimed balance of such money then remaining will be paid to the Company.

Section 10.04 Additional Amounts.

(a) Unless otherwise specified in any Board Resolution establishing the terms of Capital Securities of a series in accordance with Section 3.01, all payments of principal and interest in respect of any series of Capital Securities shall be made free and clear of, and without deduction or withholding for, or on account of, any and all present or taxes, assessments or other charges, fees, deductions or withholdings (“Taxes”) now or hereafter imposed upon or as a result of such payments by The Netherlands, or the government of a jurisdiction in which the Company or a successor to the Company is organized or resident for tax purposes (or any political subdivision or taxing authority thereof or therein) (each a “Taxing Jurisdiction”), unless such deduction or withholding is required by law. If any such Taxes are so levied or imposed, the Company will pay such additional amounts (“Additional Amounts”) to the Holder of any Capital Security as may be necessary in order that every net payment of the principal of and interest on such Capital Security and any other amounts payable on such Capital Security, after withholding for or on account of such Taxes imposed upon or as a result of such payment, will not be less than the amount provided for in such Capital Security to be then due and payable, provided that the Company will not be required to make any payment of Additional Amounts to any such Holder for or on account of: (i) any Taxes that are payable because of the existence of any present or former connection

(other than the mere holding or ownership of, or the collection of principal of, and interest on, the Capital Securities) between such Holder (or between a fiduciary, settler, beneficiary, member or shareholder of such Holder, if such Holder is an estate, a trust, a partnership or a corporation) and the Taxing Jurisdiction including, without limitation, such Holder (or such fiduciary, settler, beneficiary, member or shareholder) being or having been a citizen or resident thereof or being or having been engaged in a trade or business or present therein or having, or having had, a permanent establishment therein, (ii) any Taxes that are imposed or withheld because of the presentation (where presentation is required) by or on behalf of the Holder of any such Capital Security payment on a date more than 30 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later; (iii) any estate, inheritance, gift, sales, transfer or personal property tax or any similar tax, duty, assessment or governmental charge, (iv) any Taxes that are payable other than by deduction or withholding from payments on or in respect of any Capital Security, (v) any Taxes that are imposed or withheld because the Holder or beneficial owner of the Capital Security fails to comply with a timely request from the Company to provide certification, information or other reporting requirements concerning the nationality, residence or identity of the Holder or beneficial owner of such Capital Security, if the Holder or beneficial owner of such Capital Security is legally permitted to provide such certification, information or other reporting and such compliance is required by statute, by treaty or by regulation of or on behalf of the Taxing Jurisdiction or any political subdivision or taxing authority thereof or therein as a precondition to relief or exemption from such tax, assessment or other governmental charge, (v) any Taxes that a Holder or beneficial owner would have been able to avoid (but has not so avoided) by presenting and surrendering the relevant Capital Security to another Paying Agent; (vi) any Taxes imposed on a payment to an individual and is required to be made pursuant to any European Union Directive on the taxation of savings implementing the conclusions of the ECOFIN Council meeting of November 26-27, 2000 or any other Directive implementing the conclusions of the ECOFIN Council Meeting of 26-27 November 2000 on the taxation of savings income or any law implementing or complying with, or introduced in order to conform to, such Directive or law; or (vii) any combination of items (i) through (vi) above; nor shall Additional Amounts be paid with respect to any payment on a Capital Security to a Holder who is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent such payment would be required to be included in the income, for tax purposes, of a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to the Additional Amounts had such beneficiary, settlor, member or beneficial owner been the Holder of the Capital Security. Whenever in this Indenture there is mentioned, in any context, the payment of the principal of (and premium, if any) or any interest, if any, on or in respect of any Capital Security of any series, such mention shall be deemed to include mention of the payment of Additional Amounts provided for in this Section to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to the provisions of this Section and as if express mention of the payment of Additional Amounts (if applicable) were made in any provisions hereof where such express mention is not made.

(b) Any amounts to be paid by the Company on any series of Capital Securities shall be paid net of any deduction or withholding imposed or required pursuant to Sections 1471 through 1474 of the Code, any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code (or any law implementing such an intergovernmental agreement) (a “FATCA Withholding Tax”), and the Company shall not be required to pay Additional Amounts or otherwise indemnify a Holder of the Capital Security on account of any FATCA Withholding Tax deducted or withheld by the Company, any Paying Agent, or any other party.

(c) With respect to any series of Capital Securities, any Paying Agent shall be entitled to make a deduction or withholding from any payment which it makes under the Capital Securities of such series and this Indenture for or on account of (i) any present or future taxes, duties or charges if and to the extent so required by any applicable law and (ii) any FATCA Withholding Tax (together, “Applicable Law”). In either case, the Paying Agent shall make any payment after a deduction or withholding has been made pursuant to Applicable Law and shall report to the relevant authorities the amount so deducted or withheld. However, such deduction or withholding will not apply to payments made under the Capital Securities of such series and this Indenture through the relevant clearing systems. In all cases, the Paying Agent shall have no obligation to gross up any payment made subject to any deduction or withholding pursuant to Applicable Law, except to the extent that it receives payment for such gross up from the Company. In addition, amounts deducted or withheld by the Paying Agent under this Section 10.04(c) will be treated as paid to the Holder of a Capital Security, and the Company will not pay Additional Amounts in respect of such deduction or withholding, except to the extent the provisions in this Section 10.04 explicitly provide otherwise.

Section 10.05 Corporate Existence. Subject to Article 8, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.

Section 10.06 Statement as to Compliance. The Company will deliver to the Trustee, within one hundred and twenty (120) days after the end of each fiscal year, commencing with the fiscal year ending December 31, 2015, a certificate in compliance with Section 314(a)(4) of the Trust Indenture Act.

ARTICLE 11

REDEMPTION OF CAPITAL SECURITIES

Section 11.01 Applicability of Article. Capital Securities of any series shall be redeemable in accordance with their terms (subject to the applicable provisions of the Capital Regulations or other applicable law) and, except as otherwise specified pursuant to Section 3.01 for Capital Securities of any series, in accordance with this Article.

Section 11.02 Election to Redeem; Notice to Trustee. The election of the Company to redeem any Capital Securities shall be evidenced by a Board Resolution or other means. The Company shall, at least thirty (30) days and no more than sixty (60) days prior to the Redemption Date fixed by the Company, notify the Holders of such Redemption Date, of the principal amount of Capital Securities of such series to be redeemed, and shall notify the Trustee of such election at least five (5) Business Days prior to the date on which the notice of redemption is sent to Holders (unless a shorter notice period shall be satisfactory to the Trustee). In the case of any redemption of Capital Securities of any series prior to the expiration of any restriction on such redemption provided in the terms of such Capital Securities or elsewhere in this Indenture, the Company shall furnish the Trustee with an Officer’s Certificate evidencing compliance with or waiver of such restrictions.

Section 11.03 Selection by Trustee of Capital Securities to be Redeemed. If less than all the Capital Securities of any series are to be redeemed, the particular Capital Securities to be redeemed shall be selected not more than sixty (60) days nor less than thirty (30) days prior to the Redemption Date by the Trustee, from the Outstanding Capital Securities of such series not previously called for redemption, by such method as the Trustee shall deem fair and appropriate, subject to applicable Depositary procedures, and which may provide for the selection for redemption of portions (equal to the minimum authorized denomination for registered Capital Securities of that series or any multiple thereof) of the principal amount of Capital Securities of such series of a denomination larger than the minimum authorized denomination for Capital Securities of that series.

The Trustee shall promptly notify the Company in writing of the Capital Securities selected for redemption and, in the case of any Capital Securities selected for partial redemption, the principal amount thereof to be redeemed.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Capital Securities shall relate in the case of any Capital Securities redeemed or to be redeemed only in part, to the portion of the principal amount of such registered Capital Security which has been or is to be redeemed.

Section 11.04 Notice of Redemption. Unless otherwise provided as contemplated by Section 3.01 with respect to any series of Capital Securities, notice of redemption shall be given not less than thirty (30) nor more than sixty (60) days prior to the Redemption Date to each Holder of Capital Securities to be redeemed in the manner and to the extent provided in Section 1.06.

All notices of redemption shall state:

(a) the Redemption Date,

(b) the Redemption Price,

(c) if less than all the Outstanding Capital Securities of any series are to be redeemed, the identification (and, in the case of partial redemption, the principal amount) of the Capital Securities to be redeemed,

(d) that, subject to any conditions contained in the indenture supplemental hereto establishing the terms of the Capital Securities to be redeemed, on the Redemption Date the Redemption Price will become due and payable upon each such Capital Security to be redeemed and, if applicable, that interest thereon will cease to accrue on or after the said date,

(e) the place or places where such Capital Securities are to be surrendered for payment of the Redemption Price, and

(f) the CUSIP, Common Code and/or ISIN number or numbers, if any, with respect to such Capital Securities.

Notice of redemption of Capital Securities to be redeemed at the selection of the Company shall be given by the Company or, at the Company’s Request and upon provision to the Trustee of such notice information, by the Trustee in the name and at the expense of the Company.

Section 11.05 Deposit of Redemption Price. On or prior to any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as Paying Agent, segregate and hold in trust as provided in Section 10.03) an amount of money sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued but unpaid interest, if any, on, all the Capital Securities which are to be redeemed on that date.

Section 11.06 Capital Securities Payable on Redemption Date. Notice of redemption having been given as aforesaid, the Capital Securities so to be redeemed shall, subject to any conditions contained in the indenture supplemental hereto establishing the terms of the Capital Securities of such series, become due and payable at the Redemption Price therein specified on the Redemption Date, and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest, if any) such Capital Securities shall cease to accrue interest. Upon surrender of any such

Capital Security for redemption in accordance with said notice, such Capital Security shall be paid by the Company at the Redemption Price, together with accrued but unpaid interest (if any) to the Redemption Date; provided, however, that with respect to any Capital Securities in registered form, unless otherwise specified as contemplated by Section 3.01, a payment of interest which is payable on an Interest Payment Date which is on or before the Redemption Date, shall be payable to the Holders of such Capital Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Regular Record Date according to the terms of the Capital Securities and the provisions of Section 3.07.

If any Capital Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal and any premium shall, until paid, bear interest from and after the Redemption Date in accordance with the terms of such Capital Security and the provisions of Section 3.07.

Section 11.07 Capital Securities Redeemed in Part. Any Capital Security which is to be redeemed only in part shall be surrendered at a Place of Payment therefor (with, only in the case of Capital Securities in registered form, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Capital Security without service charge payable by the Holder, a new Capital Security or Capital Securities of the same series of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Capital Security so surrendered.

ARTICLE 12

SUBORDINATION OF CAPITAL SECURITIES

Section 12.01 Status. One or more indentures supplemental to this Indenture shall provide that the payment of the principal of (and premium, if any) and interest, if any, on a series of Capital Securities be subordinated to the extent and in the manner described in such indenture supplemental hereto, to the claims of the holders of certain other present and future obligations of the Company. Each Capital Security will constitute our direct, unsecured and subordinated obligations, ranking equally without any preference among themselves. The rights and claims of the Holders of any series of Capital Securities will be subordinated as described in the applicable indenture supplemental hereto with respect to such series.

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, the Company and the Trustee have caused this Indenture to be duly executed, all as of the day and year first above written.

ING GROEP N.V.

By:	/s/ J.D. Wolvius
Name: J.D. Wolvius
Title: Head of Capital Management

By:	/s/ P.G. van der Linde
Name: P.G. van der Linde
Title: Senior Legal Counsel

THE BANK OF NEW YORK MELLON, LONDON BRANCH, AS TRUSTEE

By:	/s/ Paul Cattermole
Name: Paul Cattermole
Title: Vice President

Signature page for the Capital Securities Indenture